Exhibit 4.22

LIMITED WAIVER AND FIRST AMENDMENT TO LOAN AGREEMENT

THIS LIMITED WAIVER AND FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is entered into as of May 20, 2020, by and among SPARK NETWORKS SE, a Societas Europaea (Europäische Gesellschaft) with registered seat in Munich, Federal Republic of Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Berlin, Federal Republic of Germany (“Spark”), Spark Networks, Inc., a Delaware corporation (“Spark Inc.”) and Zoosk, Inc., a Delaware corporation (“Zoosk” and, together with Spark and Spark Inc., each a “Borrower”, and collectively, the “Borrowers”), the Guarantors signatory hereto, the Lenders signatory hereto and BLUE TORCH FINANCE LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrowers, the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto and the Agents are parties to that certain Loan Agreement, dated as of July 1, 2019 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, certain Events of Default have occurred under the Credit Agreement prior to the date hereof as result of the Loan Parties failing to deliver (i) the annual financial statements for the fiscal year of Spark ending December 31, 2019 by the applicable date set forth in Section 8.01(c) of the Credit Agreement, (ii) a Compliance Certificate concurrently with the delivery of the annual financial statements referenced in the foregoing clause (i) and (iii) a written calculation of Consolidated Excess Cash Flow in connection with the annual financial statements referenced in the foregoing clause (i) by the applicable date set forth in Section 8.01(e) of the Credit Agreement (collectively, the “Subject Defaults”); and

WHEREAS, the Borrowers have requested that the Administrative Agent and the Required Lenders waive the Subject Defaults and make certain amendments to the Credit Agreement and the Administrative Agent and the Required Lenders agree to do so, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto hereby agree as follows:

1.Limited Waiver. On the First Amendment Effective Date (as defined below), upon satisfaction (or waiver) of the conditions set forth in Section 3 hereof, the Administrative Agent and the Lenders waive the Subject Defaults. The Administrative Agent and the Lenders’ agreement to waive the Subject Defaults shall in no way be deemed an agreement by the Administrative Agent or Lenders to waive any other Default or Event of Default. This waiver is specific as to content and time and shall not constitute a waiver of any other future default or breach of any other terms in the Credit Agreement or any other documents signed by the Loan Parties in favor of the Lenders and/or the Agents. The foregoing waiver shall also not be deemed to operate as, or obligate the Agents or the Lenders to grant any future waiver, modification of or consent to any other term, condition or Default or Event of Default under the Credit Agreement. Nothing contained herein shall constitute a course of conduct or dealing among the parties.

2.Amendment to Credit Agreement. On the First Amendment Effective Date, upon satisfaction (or waiver) of the conditions set forth in Section 3 hereof, the Credit Agreement shall be amended (as so amended, the “Amended Credit Agreement”) by amending and restating Section 8.01(c) of the Credit Agreement in its entirety to read as follows:

“(c) Annual Financial Statements. As soon as available and in any event within one-hundred and twenty (120) days after the end of each fiscal year of Spark (except for the fiscal year ending December 31, 2019, which shall not be required to be delivered until June 14, 2020), (i) copies of the consolidated balance sheets of Spark and its Subsidiaries for such fiscal year, and the related consolidated statements of income and cash flows of Spark and its Subsidiaries for such fiscal year, and setting forth in comparative form (both in Dollar and percentage terms), the figures for the immediately preceding fiscal year and against the then-current Budget for such fiscal year, such consolidated statements audited and certified without “going concern” or other qualification, exception or assumption (other than as a result of a reclassification of obligations or other indebtedness to short-term indebtedness) and without qualification or assumption as to the scope of such audit as conducted in accordance with Applicable Accounting Standards, by an independent public accounting firm of nationally recognized standing or otherwise which is reasonably acceptable to the Administrative Agent (with RSM US LLP and its affiliates being deemed to be acceptable), together with a management discussion and analysis (with reasonable detail and specificity) of the results of operations for the fiscal periods reported and (ii) a statement of Consolidated Adjusted EBITDA for such fiscal year, including in comparative form (both in Dollar and percentage terms) Consolidated Adjusted EBITDA for such fiscal year against the then-current income statement set forth in the Budget and for the same year-to-date period in the immediately preceding fiscal year. Notwithstanding the foregoing, for the fiscal year ended December 31, 2018, only the audited financials of Spark and its pre-Closing Date Subsidiaries shall be required and no audited financials for such fiscal year shall be required for the Closing Date Target.”

3.Conditions. The effectiveness of this Amendment is subject to the satisfaction (or waiver) of the following conditions precedent (such date, the “First Amendment Effective Date”):

a.    the execution and delivery of this Amendment by each Loan Party, the Administrative Agent and the Required Lenders; and

b.    the truth and accuracy in all material respects of the representations and warranties contained in Section 4 hereof (without duplication of any materiality qualifier contained therein).

4.Representations and Warranties. The Loan Parties, jointly and severally, hereby represent and warrant to the Administrative Agent and each Lender that the following are true and correct:

a.    the representations and warranties made by each Loan Party contained in the Loan Documents are true and correct in all material respects as of the date hereof, except to the extent such representation or warranty expressly relates to an earlier date (in which case, such representations and warranties were true and correct in all material respects as of such earlier date), provided that, any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

b.    each Loan Party has the corporate or other organizational power and authority to execute, deliver, and carry out the terms and provisions of this Amendment and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment;

c.    this Amendment and the Amended Credit Agreement constitute the legal, valid and binding obligations of each Loan Party, enforceable against such Person in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally or by equitable principles relating to enforceability or the availability of equitable remedies, and, in respect of the English Security Documents and/or any UK Loan Party, subject to the Reservations and the Perfection Requirements; and

d.    no Default or Event of Default shall have occurred and be continuing as of the First Amendment Effective Date (other than the Subject Defaults) or would immediately result after giving effect to this Amendment.

5.Fees and Expenses. The Borrowers shall pay to the Administrative Agent all reasonable and documented out-of-pocket fees and expenses owed to the Administrative Agent in connection with this Amendment (including in respect of reasonable and documented out-of-pocket fees of the Administrative Agent’s counsel) in accordance with Section 12.05 of the Credit Agreement.

6.No Modification. Except as amended or consented to hereby, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Amended Credit Agreement. This Amendment shall constitute a Loan Document.

7.Effectiveness of Facsimile Documents and Signatures. This Amendment may be transmitted and signed and delivered by facsimile or other electronic means. The effectiveness of such document and signatures shall have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.

8.Counterparts. Any number of counterparts of this Amendment, including facsimiles and other electronic copies (e.g. DocuSign, “pdf” or “tif”), may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same agreement.

9.Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that any assignment by any Lender shall be subject to the provisions of Section 12.06 of the Credit Agreement, and provided further that, except as set forth in Section 9.03 of the Credit Agreement, the Loan Parties may not assign or transfer any of their respective rights or obligations under this Amendment without the prior written consent of each Lender.

10.Governing Law. THIS AMENDMENT, AND THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE HEREOF SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ANY CLAIM BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK FOR CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS REQUIRING APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

11.Jurisdiction; Waivers of Jury Trial. The provisions of Sections 13.01, 13.02, 13.03 and 13.04 of the Credit Agreement are incorporated by reference herein, mutatis mutandis, and shall have the same force and effect with respect to this Amendent as if originally set forth herein.

12.Severability. All provisions of this Amendment are severable, and the unenforceability or invalidity of any of the provisions of this Amendment shall not affect the validity or enforceability of the remaining provisions of this Amendment. Should any part of this Amendment be held invalid or unenforceable in any jurisdiction, the invalid or unenforceable portion or portions shall be removed (and no more) only in that jurisdiction, and the remainder shall be enforced as fully as possible (removing the minimum amount possible) in that jurisdiction. In lieu of such invalid or unenforceable provision, the parties hereto will negotiate in good faith to add as a part of this Amendment a legal, valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

13.Reaffirmation. Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto), (ii) each of the Loan Parties hereby represents and warrants that, to such Loan Party’s tknowledge, as of the date hereof, it neither has nor claims any offsets or defenses to the Obligations, and has no other claims or causes of action against any of the Lenders or the Administrative Agent, and (iii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Borrowers’ Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Loan Parties hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect (after giving effect hereto) and is hereby ratified and reaffirmed. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

-- Remainder of Page Intentionally Left Blank; Signature Pages Follow –

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

BORROWERS:

SPARK NETWORKS SE

By:
Name: Bert Althaus
Title: Chief Financial Officer and Managing Director

By:
Name: Gitte Bendzulla
Title: General Counsel and Managing Director

SPARK NETWORKS, INC.

By:
Name: Bert Althaus
Title: Chief Executive Officer

ZOOSK, INC.

By:
Name: Jason Donadio
Title: Chief Executive Officer

[Signature page to Limited Waiver and First Amendment to Loan Agreement]

GUARANTORS:

LOV USA, LLC

By:
Name: Bert Althaus
Title: Chief Executive Officer

MINGLEMATCH, INC.

By:
Name: Bert Althaus
Title: Chief Executive Officer

SMOOCH LABS INC.

By:
Name: Bert Althaus
Title: Chief Executive Officer

SPARK NETWORKS USA, LLC

By:
Name: Bert Althaus
Title: Chief Executive Officer

SPARK NETWORKS SERVICES GMBH

By:
Name: Bert Althaus
Title: Managing Director

[Signature page to Limited Waiver and First Amendment to Loan Agreement]

ADMINISTRATIVE AGENT:

BLUE TORCH FINANCE LLC

By:
Name: Kevin Genda
Title:    Authorized Signor

[Signature page to First Amendment to Loan Agreement]

LENDERS:

BTC HOLDINGS FUND I, LLC

By: Blue Torch Credit Opportunities Fund I LP, its sole member

By: Blue Torch Credit Opportunities GP LLC, its general partner

By:
Name: Kevin Genda
Title: Managing Member

BTC HOLDINGS FUND I-B, LLC

By: Blue Torch Credit Opportunities Fund I LP, its sole member

By: Blue Torch Credit Opportunities GP LLC, its general partner

By:
Name: Kevin Genda
Title: Managing Member

BLUE TORCH CREDIT OPPORUNITIES FUND I LP

By: Blue Torch Credit Opportunities GP LLC, its general partner

By:
Name: Kevin Genda
Title: Managing Member

[Signature page to First Amendment to Loan Agreement]

BTC HOLDINGS SC FUND LLC

By: Blue Torch Credit Opportunities SC Master Fund LP, its sole member

By: Blue Torch Credit Opportunities SC GP LLC, its general partner

By:
Name: Kevin Genda
Title: Managing Member

[Signature page to First Amendment to Loan Agreement]

SPECIAL VALUE CONTINUATION PARTNERS, LLC,
TCP WATERMAN CLO, LLC, TENNENBAUM SENIOR LOAN FUND V, LLC,
TCP DIRECT LENDING LOAN FUND, VIII-S, LLC,
TCP DIRECT LENDING LOAN FUND VIII-T, LLC

On behalf of each of the above entities: By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By:
Name: Rajneesh Vig
Title: Managing Director

TCP WHITNEY CLO, LTD, TCP RAINER, LLC,
TCP DLF VIII 2018 CLO, LLC

By: SERIES 1 OF SVOF/MM, LLC
Its: Collateral Manager

By:
Name: Rajneesh Vig
Title: Managing Director

[Signature Page to Loan Agreement]

TCP DLF VIII ICAV,
an umbrella type Irish collective asset management vehicle acting solely for and on behalf of its sub-fund TCP Direct Lending Fund VIII-U (Ireland)

By: Tennenbaum Capital Partners, LLC Its: Investment Manager acting as attorney-in-fact

By:
Name: Rajneesh Vig
Title: Managing Director

TCP DLF VIII ICAV,
an umbrella type Irish collective asset management vehicle acting solely for and on behalf of its sub-fund TCP Direct Lending Fund VIII-L (Ireland)

By: SVOF/MM, LLC
Its: Sub-Advisor acting as attorney-in-fact

By:
Name: Rajneesh Vig
Title: Managing Director

[Signature page to First Amendment to Loan Agreement]

SPECIAL VALUE CONTINUATION PARTNERS, LLC,
TCP WATERMAN CLO, LLC,
TENNENBAUM SENIOR LOAN FUND V, LLC, TCP DIRECT LENDING LOAN FUND, VIII-S, LLC,
TCP DIRECT LENDING LOAN FUND VIII-T, LLC

On behalf of each of the above entities: By: Tennenbaum Capital Partners, LLC Its: Investment Manager

By:
Name: Rajneesh Vig
Title: Managing Director

TCP WHITNEY CLO, LTD, TCP RAINER, LLC,
TCP DLF VIII 2018 CLO, LLC

By: SERIES 1 OF SVOF/MM, LLC
Its: Collateral Manager

By:
Name: Rajneesh Vig
Title: Managing Director

[Signature page to First Amendment to Loan Agreement]

TCP DLF VIII ICAV,
an umbrella type Irish collective asset management vehicle acting solely for and on behalf of its sub-fund TCP Direct Lending Fund VIII-U (Ireland)

By: Tennenbaum Capital Partners, LLC Its: Investment Manager acting as attorney-in-fact

By:
Name: Rajneesh Vig
Title: Managing Director

TCP DLF VIII ICAV,
an umbrella type Irish collective asset management vehicle acting solely for and on behalf of its sub-fund TCP Direct Lending Fund VIII-L (Ireland)

By: SVOF/MM, LLC
Its: Sub-Advisor acting as attorney-in- fact

By:
Name: Rajneesh Vig
Title: Managing Director

[Signature page to First Amendment to Loan Agreement]